ASSET PURCHASE AGREEMENT

Zenith Global Enterprises Limited, a BVI corporation, with principal address at Rm 2, 8/F Winful Centre, 30 Shing Yip Street, Kwun Tong, Hong Kong, ("Seller") and Dafoe Corp, a Nevada corporation with principal address at 1802 N.  Carson Street, Carson City, NV 89701 ("Buyer"), hereby enter into this Asset Purchase Agreement (this "Agreement") effective as of November 30, 2010.  Buyer and Seller are collectively referred to herein as the "Parties."

RECITALS

A.          Seller acquired certain intellectual properties, inventory and agreements from the trustee for Davi Skin, Inc., a corporation that filed for relief under Chapter 7 of Title 11, United States Code, in the United States Bankruptcy Court for the District of Nevada, Case No.  BK-S-10- 20965-bam.  Davi Skin, Inc.  had previously used those assets in its business of distributing luxury branded skincare products for men and women.

B.           Buyer intends to develop a new cosmetics business and, in connection therewith, desires to purchase some of the assets that Seller acquired from Davi Skin, Inc.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto, intending to be legally bound, hereby agree as follows:

1.           Sale and Purchase.  Seller agrees to sell, convey and transfer to Buyer and Buyer agrees to purchase and assume from Seller the Assets, as defined in Section 2 below, for the purchase price specified in Section 3 below.  The sale of the assets is entire and inseverable, and Buyer shall have no obligation to purchase any of the assets unless all assets of the classes and character described below shall be simultaneously sold.

2.           Assets.  The assets to be sold and purchased (the "Assets") consist of the following:  The Davi Skin trade names and trademarks, the internet address (www.daviskin.com), and the Davi Skin logos.  For purposes of clarification, Buyer is not purchasing the Davi Skin, Inc.  contractual agreements or inventory of product and packaging materials that Seller acquired from the Bankruptcy Court trustee.

3.           Purchase Price.  The purchase price for the Assets shall be 15,000,000 shares of the Buyer's common stock (the "Shares").

4.           Payment of Purchase Price.  The Purchase Price shall be payable by Seller delivering to Buyer one or more stock certificates evidencing the Shares duly registered in the name of Seller, or in the names of Seller's designees.  The stock certificate(s) will be dated as of the Closing Date and shall be delivered to Seller at its Hong Kong address, or at such other address as Seller may designate in writing, within three business days after the Closing.

5.           Closing.

5.1           Closing Date.  The closing of the sale and purchase of the Assets under this Agreement (the "Closing") shall be held at the Law Offices of William B.  Barnett, 21550 Oxnard Street, Suite 200, Woodland Hills, California 91367 on or about December 6, 2010, or on such other date as the Parties may agree, which date, however determined, is designated the "Closing Date."

5.2           Obligations at Closing:

(a)           Seller shall deliver to Buyer all documents and instruments necessary to carry out the terms and provisions of this Agreement and to effectuate the purpose of the transaction, including without limitation a Bill of Sale, an Assignment of Trademarks in the form set forth in Exhibit 5.2 attached hereto, and any other instruments of conveyance and assignment as the parties and their respective counsel shall deem reasonably necessary to vest in Buyer the right, title and interest in and to the Assets and to fulfill the obligations of Seller hereunder which are to be fulfilled on the Closing Date.

(b)           Unless otherwise provided herein, all such instruments so delivered shall be dated the Closing Date and be satisfactory as to form and content to each party and their respective counsel; provided however that neither party shall disapprove any instrument that gives that party the substance of what the party is entitled to receive hereunder.

6.           Representations and Warranties of Seller.  Except as set forth in this Agreement, and subject to such exceptions Seller hereby represents and warrants to Buyer as follows:

(a)           Seller is a corporation duly organized, validly existing and in good standing under the laws of the country of its organization, has all requisite corporate power and authority to own and hold its property and assets and carry on its business as now conducted, and has all requisite corporate power and authority to enter into and perform and carry out this Agreement.  The execution, delivery and performance of this Agreement by Seller have been duly and validly authorized by all requisite corporate action on the part of Seller.

(b)           Seller has good and marketable title in and to all of the Assets, and such Assets are not subject to any mortgage, pledge, lien, lease, claim, encumbrance, charge, security interest, royalty obligations or other interest or claim of any kind or nature whatsoever.  There are no material agreements or arrangements between Seller and any third party which are reasonably likely to have a material effect upon Seller's title to and other rights respecting the Assets.  Seller has the sole right to bring actions for infringement of any intellectual property rights included in the Assets.

(c)           With respect to the transfer of rights in and to the Assets under this Agreement, Buyer shall be subject to no limitations, obligations or restrictions with regard to the sale, license, distribution or other transfer or exploitation of the Assets, whether in the form transferred to Buyer or after modification, development, editing or revisions.  All rights to any tangible or intangible property material (including, but not limited to, all intellectual property rights in the Assets) to the Assets have been validly transferred to Seller free of any adverse claims by any third party, predecessor entity, or any partner, limited partner, security holder or creditor of any such predecessor entity, and no such property rights remain in any such entity.  Seller is under no obligation to pay any other party any royalties or other fixed or contingent amounts based upon the sale, license, distribution or other use or exploitation of the Assets.

(d)           The use of the Assets and the intellectual property rights in the Assets, to the best knowledge of the Seller, do not infringe or conflict with the rights of others under any intellectual property rights in any jurisdiction in the world.

(e)           Neither the execution nor delivery by Seller of this Agreement nor compliance by Seller with the terms and provisions hereof will (a) conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, the bylaws or articles of association of Seller, any award of any arbitrator or any other agreement, any regulation, law, judgment, order or the like to which Seller is subject or any contract, or (b) result in the creation of any lien upon all or any of the Assets.  Seller is not a party to, or otherwise subject to any provision contained in, any instrument evidencing indebtedness, any agreement relating thereto or any other contract or agreement which restricts or otherwise limits the transfer of the Assets.

(f)           Seller is a Hong Kong corporation that was not formed for the purpose of acquiring the Shares from Buyer.

(g)           The sale of the Assets does not represent "all or substantially all" of the assets owned by the Seller, wherein such sale would cause the dissolution of the Seller or be considered a reorganization, as defined by the U.  S.  Internal Revenue Code, between Seller and Buyer.

(h)           Seller understands that (i) the Shares have not been and are not being registered under the Securities Act of 1933 (the "1933 Act") or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) Seller shall have delivered to the Buyer an opinion of counsel, in a generally acceptable form, to the effect that such Shares to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) Seller provides the Buyer with reasonable assurance that such Shares can be sold, assigned or transferred pursuant to Rule 144 promulgated under the 1933 Act, as amended, and (iii) neither Buyer nor any other person is under any obligation to register the Shares under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

Seller understands that the certificates or other instruments representing the Shares, except as set forth below, shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such certificates):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.  NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY THE SECURITIES.

(i)            This Agreement, when executed, shall be the valid and binding obligations of Seller and shall be enforceable in accordance with their respective terms.

(j)            None of the information regarding Seller which has been supplied by Seller contains or will contain any untrue statement of a material fact or omits or will omit any fact necessary in order to make such statements, in light of the circumstances under which they are made, not misleading.

7.           Representations and Warranties by Buyer.  Except as set forth in this Agreement, and subject to such exceptions Buyer hereby represents and warrants to Seller as follows:

(a)           Buyer represents and warrants that Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the state of its organization, and has all requisite corporate power and authority to enter into and perform and carry out this Agreement.

(b)           Neither the execution nor delivery by Buyer of this Agreement nor compliance by Buyer with the terms and provisions hereof will (a) conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, the bylaws or articles of incorporation of Buyer, any award of any arbitrator or any other agreement, any regulation, law, judgment, order or the like to which Buyer is subject or any contract, or (b) result in the creation of any lien upon all or any of the Assets.  Buyer is not a party to, or otherwise subject to any provision contained in, any instrument evidencing indebtedness, any agreement relating thereto or any other contract or agreement which restricts or otherwise limits the ability of Buyer to purchase the Assets.

(c)           This Agreement, when executed, shall be the valid and binding obligations of Buyer and shall be enforceable in accordance with their respective terms.

(d)           Buyer has filed all required forms, reports and documents with the Securities and Exchange Commission ("SEC") since January 1, 2010 ("Buyer SEC Reports"), each of which complied at the time of filing in all material respects with all applicable requirements of the Securities Act and the Securities Exchange Act of 1934 (the "Exchange Act"), as applicable, in each case as in effect on the dates such forms reports and documents were filed.  None of the Buyer SEC Reports contained, when filed, an untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein in light of the circumstances under which they were made not misleading, except to the extent superseded by a Buyer SEC Report filed subsequently and prior to the date hereof.  Except as publicly disclosed by Buyer since the filing of its last SEC Report, there have been no events, changes or effects with respect to Buyer which Buyer (i) was required to publicly disclose, in a filing with the SEC or otherwise, or (ii) which would reasonably be expected to have a material adverse effect on Buyer.  The financial statements of Buyer included in the Buyer SEC Reports have been prepared in all material respects in accordance with United States generally accepted accounting principles ("GAAP") consistently applied and maintained throughout the periods indicated and fairly present the consolidated financial position of Buyer at their respective dates and the results of the results of operations and changes in financial position of the Buyer for the periods covered thereby (subject to normal year-end adjustments and except that unaudited financial statements do not contain all required footnotes).

(e)           Buyer is not a party to any pending litigation, which seeks to enjoin or restrict Seller's ability to sell or transfer the Shares under this Agreement, nor to Buyer's knowledge is any such litigation threatened against Buyer.  Furthermore, there is no litigation pending or threatened against Buyer which, if decided adversely to Buyer, could have a material adverse affect on Buyer or could adversely affect Buyer's ability to consummate the transactions contemplated by this Agreement.

(f)           The authorized capital stock of Buyer consists of 750,000,000 shares of Common Stock, $.001 par value, of which 58,860,000 shares are outstanding.  No shares of Preferred Stock are authorized or outstanding.  All of the outstanding shares of Common Stock have been duly authorized, validly issued, fully paid and nonassessable.  There are no options or warrants, or other rights to purchase or acquire any of Buyer's authorized and unissued capital stock, and there is no outstanding security of any kind convertible into or exchangeable for any shares of the capital stock of Buyer.  Buyer has not granted registration rights to any person.

(g)           The Shares are duly authorized and when issued and paid for in accordance with the terms hereof, will be validly issued, fully paid and non-assessable.

(h)           None of the information regarding Buyer which has been supplied by Buyer contains or will contain any untrue statement of a material fact or omits or will omit any fact necessary in order to make such statements, in light of the circumstances under which they are made, not misleading.

8.           Conditions.  This Agreement, its performance, and the transfer and conveyance contemplated herein are expressly contingent upon and subject to the following: completion of due diligence by the Buyer and receipt of all required consents.  If such conditions are not satisfied, or waived by Buyer, Buyer shall have the right to terminate this Agreement whereupon this Agreement shall be null and void and the Parties shall have no further obligation hereunder.

9.           Other Covenants and Agreements.

9.1           Indemnification by Seller.  Except as otherwise provided in this Agreement, Seller agrees to pay and discharge and to save and protect Buyer free and harmless from all obligations, claims and demands against or in connection with the Assets that shall arise or accrue prior to and until the Closing Date.

9.2           Indemnification by Buyer.  Buyer agrees to pay and discharge and to save and protect Seller free and harmless from all liabilities and obligations that Seller may incur as a result of Buyer's breach of its representations or warranties hereunder.

9.3           Commissions and Finder's Fees.  The Parties covenant with and warrant to each other that neither party has obligated itself to pay any commission or finder's fee in connection with the transaction contemplated by this Agreement, and the Parties agree to indemnify and hold each other harmless against any such claims for commissions or finder's fees.

10.         Miscellaneous.

10.1         Survival of Representations.  Each representation and warranty contained herein or made pursuant hereto shall be deemed to be material and to have been relied upon, and shall survive the execution and delivery of this Agreement, any investigation at any time made by or on behalf of any party hereto, and the transfer of and payment for the Assets.

10.2         Successors and Assigns.  Neither this Agreement nor any of the rights or obligations hereunder may be assigned by a party without the written consent of the other party.  Subject to the foregoing, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, permitted assigns, heirs, executors and administrators of the Parties hereto.

10.3         Governing Law.  This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

10.4         Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

10.5         Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

10.6         Notices.  Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effective upon personal delivery to the party to be notified, upon deposit with an overnight delivery service, by facsimile upon receipt of confirmation of transmission, or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party above, or at such other address as such party may designate by ten (10) days' advance written notice to the other Parties.

10.7         Expenses.  Irrespective of whether any closing is affected, each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement.

10.8         Amendments and Waivers.  Any term of this Agreement may bc amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of Seller and Buyer.

10.9         Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

10.10       Entire Agreement.  This Agreement and the documents referred to herein constitute the entire agreement among the Parties and no party shall be liable or bound to any ether party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

10.11       Press Releases.  No public or internal announcements, other than any internal communications necessary for the purposes of completing this transaction will be made by either party with respect to this transaction, without the prior written approval of the other party.

Zenith Global Enterprises Limited

By:	/s/ Corrina Wall
	Name:	Corrina Wall
	Title:	Authorized Signer (Pursuant to Power of Attorney)

Dafoe Corp.

By:	/s/ Kyle Beddome
	Name:	Kyle Beddome
	Title:	CEO and President